Exhibit 23.4



                      Consent of Cravath, Swaine & Moore

               We consent to the reference to our firm as an expert under the caption "THE MERGERS--Appraisal Rights" in the Registration Statement on Form S-4 (Registration No. 333-
            ) and related Joint Proxy Statement/Prospectus of Falcon Drilling Company, Inc. ("Falcon") and Reading & Bates Corporation ("R&B") in connection with the merger of Falcon and R&B.

          /s/ Cravath, Swaine & Moore
          New York, NY
          November 20, 1997